      As filed with the Securities and Exchange Commission on May 7, 1999
                                            Registration Statement No. 333-65093

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 MIGRATEC, INC.
       (Exact name of small business issuer as specified in its Charter)

            Florida                         7371                  65-125664
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)       Classification No.)     Identification No.)

                    12801 North Stemmons Freeway, Suite 710
                            Farmers Branch, TX 75234
                                 (972)969-0300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        W. Curtis Overstreet, President
                                 MIGRATEC, INC.
                    12801 North Stemmons Freeway, Suite 710
                            Farmers Branch, TX 75234
                                 (972)969-0300
           (Name, address and telephone number of agent for service)

                                With copies to:

                            James M. Schneider, Esq.
                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                    200 East Las Olas Boulevard, Suite 1900
                           Fort Lauderdale, FL 33301
                         Telephone No.: (954) 763-1200
                         Facsimile No.: (954) 766-7800

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


ITEM 27. EXHIBITS.

Exhibit
Number                                                                                    Page
-------                                                                                   ----
 3.1      Articles of Incorporation(2)

 3.2      Articles of Amendment dated February 18, 1994(2)

 3.3      Articles of Amendment dated March 12, 1996(2)

 3.4      Articles of Amendment dated February 12, 1998(2)

 3.5      By-Laws(2)

 4.1      Form of Common Stock Certificate(2)

 5.1      Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(2)

10.1      Agreement for the Exchange of Common Stock between New York
          Acquisitions Inc. and Migratec Inc. (formerly One Up Corporation) dated February 29, 1996(2)

10.2      Commercial Lease Agreement between the Company and TDC Dallas
          Partners No. 2 Ltd. dated April 7, 1997(2)

10.3 Employment Agreement between the Company and W. Curtis Overstreet dated April 10, 1997(2)

10.4      Employment Agreement between the Company and Joseph B. Meredith dated
          June 1, 1997(2)

10.5      Employment Agreement between the Company and Rick J. Johnson dated
          July 1, 1997(2)

10.6      Employment Agreement between the Company and Mark C. Myers dated
          April 1, 1998(2)

10.7      Settlement Agreement between the Company and Richard G. Dews dated
          March 25, 1998(2)

10.8      Strategic Product Assessment Report prepared for the Company by
          Deloitte & Touche Consulting Group dated April 6, 1998(2)

10.9      Agreement between the Company and Reasoning Inc. dated August 4,
          1998(2)

10.10 Agreement between the Company and Electronic Data Systems Corporation dated September 1, 1998(2)

23.1      Consent of King Griffin & Adamson P.C.(2)

23.2 Consent of Atlas, Pearlman, Trop & Borkson, P.A. [contained in such firm's opinion filed as Exhibit 5.1](2)

24.1 Power of Attorney relating to the signing of amendments hereto is incorporated in the signature pages of this Registration Statement

27.1      Financial Data Schedules(1)

(1)  Previously filed

(2)  Filed herewith

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Dallas, State of Texas on May 7, 1999.


                                       MIGRATEC, INC.


                                       By: /s/ W. CURTIS OVERSTREET
                                          -----------------------------------
                                          W. Curtis Overstreet, President and
                                          Principal Executive Officer

                               POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints W. Curtis Overstreet and Benjamin Swirsky or either of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of MigraTEC, Inc.) to sign any and all amendments (including post-effective amendments pursuant to Rule 462(b) or otherwise) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


          Signature                           Title                                Date
-------------------------------------------------------------------------------------------------
                                   President, Principal Executive            May 7, 1999
/s/ W. CURTIS OVERSTREET           Officer and Director                     ---------------------
-------------------------------
    W. Curtis Overstreet


/s/ BENJAMIN SWIRSKY               Chairman of the Board and                 May 7, 1999
-------------------------------    Director                                 ---------------------
    Benjamin Swirsky


/s/ MARK C. MYERS                  Principal Financial Officer and           May 7, 1999
-------------------------------    Secretary                                ---------------------
    Mark C. Myers


/s/ CYNTHIA K. ALDERMAN            Principal Accounting Officer              May 7, 1999
-------------------------------                                             ---------------------
    Cynthia K. Alderman


/s/ DEANE C. WATSON, JR.           Director                                  May 7, 1999
-------------------------------                                             ---------------------
    Deane C. Watson, Jr.


/s/ MARCUS R. ROWAN                Vice Chairman of the Board                May 7, 1999
-------------------------------    and Director                             ---------------------
    Marcus R. Rowan


/s/ RICHARD A. GRAY, JR.           Director                                  May 7, 1999
-------------------------------                                             ---------------------
    Richard A. Gray, Jr.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION                                                                     PAGE
-------   -----------                                                                     ----
 3.1      Articles of Incorporation(2)

 3.2      Articles of Amendment dated February 18, 1994(2)

 3.3      Articles of Amendment dated March 12, 1996(2)

 3.4      Articles of Amendment dated February 12, 1998(2)

 3.5      By-Laws(2)

 4.1      Form of Common Stock Certificate(2)

 5.1      Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(2)

10.1      Agreement for the Exchange of Common Stock between New York
          Acquisitions Inc. and Migratec Inc. (formerly One Up Corporation) dated February 29, 1996(2)

10.2      Commercial Lease Agreement between the Company and TDC Dallas
          Partners No. 2 Ltd. dated April 7, 1997(2)

10.3 Employment Agreement between the Company and W. Curtis Overstreet dated April 10, 1997(2)

10.4      Employment Agreement between the Company and Joseph B. Meredith dated
          June 1, 1997(2)

10.5      Employment Agreement between the Company and Rick J. Johnson dated
          July 1, 1997(2)

10.6      Employment Agreement between the Company and Mark C. Myers dated
          April 1, 1998(2)

10.7      Settlement Agreement between the Company and Richard G. Dews dated
          March 25, 1998(2)

10.8      Strategic Product Assessment Report prepared for the Company by
          Deloitte & Touche Consulting Group dated April 6, 1998(2)

10.9      Agreement between the Company and Reasoning Inc. dated August 4,
          1998(2)

10.10 Agreement between the Company and Electronic Data Systems Corporation dated September 1, 1998(2)

23.1      Consent of King Griffin & Adamson P.C.(2)

23.2 Consent of Atlas, Pearlman, Trop & Borkson, P.A. [contained in such firm's opinion filed as Exhibit 5.1](2)

24.1 Power of Attorney relating to the signing of amendments hereto is incorporated in the signature pages of this Registration Statement

27.1      Financial Data Schedules(1)

(1)  Previously filed

(2)  Filed herewith